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                                                                    EXHIBIT 10.7

                        OPTION TO PURCHASE REAL ESTATE


         FOR AND IN CONSIDERATION of the sum of FIVE THOUSAND DOLLARS ($5,000.00) cash in hand paid, the receipt of which is hereby acknowledged, I, FRANCES B. WHEELIS, herein called Seller, do hereby grant, sell, convey and warrant unto PINE BELT ORGANIZERS, LLC, or its assigns, herein called Buyer the exclusive option to purchase the real property herein described on the following terms and conditions.

         1. DESCRIPTION. A parcel of land consisting of approximately 8.77 acres situated at the Southeast corner of 20th Street and Mississippi Highway 15 North in the City of Laurel, 2nd Judicial District, Jones County, Mississippi, such real property hereinafter referred to as the "Property" and that shown on the attached Exhibit "A".

         2. OPTION PERIOD. This option shall commence on July 1, 1998 and shall expire at midnight on September 30, 1998.


         3. PRICE. The purchase price for the property, to be paid at closing, is: SIX HUNDRED SEVENTY FIVE THOUSAND DOLLARS ($675,000.00)

         4        EXERCISE OF OPTION. This option may be exercised at any time during the option period by written notice to the Seller delivered or mailed to the Seller address set forth herein.

         5. FAILURE TO EXERCISE OPTION. If the buyer does not exercise the option, the consideration paid for this option shall be retained by the Seller and neither party shall have any further rights or claims against the other.

         6. CLOSING. The transaction forming the subject of this Option shall be closed by Seller and Buyer within thirty (30) days after the option is exercised by the Buyer even though such date may extend beyond the option period set forth in paragraph 2. The closing shall occur in Laurel, Mississippi at a place mutually acceptable to Buyer and Seller, and the Buyer shall pay all closing costs associated with the sale of the Property. If the option is exercised, then the moneys paid for said option and any extension will be applied to the purchase price.

         7. DEED. At closing, Seller shall deliver unto Buyer title to the real property by Warranty Deed, warranting title to be free and clear of all liens, charges and encumbrances, clouds and defects whatsoever, except for reservation of oil, gas, and mineral interests and standard exceptions.

         8. TITLE EXAMINATION; DEFECTS. Buyer shall, at its expense, cause an examination of the Seller's title to be conducted by an attorney of Buyer's choice. Should such examination reveal defects, encumbrances, liens or clouds upon the title of Seller which, in the opinion of


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said attorney, cannot be cured at closing by satisfaction and payment of liens,
Buyer shall notify Seller of same and give Seller the opportunity to cure such defects. Upon receipt of such notice from Buyer, Seller shall, within ten (10) days, notify Buyer either of the intent to cure such defects or the intent to terminate the option and refund the option price to Buyer. If Seller attempt to cure the defects, the running of the option period herein set forth shall automatically be interrupted for the period of time necessary to effectuate cure by the Seller and shall not begin to run again until Seller provide Buyer with written evidence that cure has been effected or that no cure is possible. If Seller give notice to Buyer of intent to terminate the option and refund the option price, such notice shall not automatically terminate this option unless Buyer gives Seller written notice of consent thereto. Notwithstanding such notice of intent to terminate by Seller, Buyer may, in its discretion and at its cost, take such action as may be necessary to cure the title defects and Seller shall cooperate with Buyer in such action. In the event Buyer elects to effectuate a cure of title defects, the running of the option period set forth in paragraph 2 shall automatically be interrupted for a period of time not to exceed 30 days.

         9. PROPERTY CONDITION. At closing, the Buyer will accept the property in its present condition. Seller hereby grants unto the Buyer the right to enter upon the property for the purpose of performing any study, inspection, survey, or audit it may desire during the Primary term of this Option or any extension thereof. The Buyer agrees to indemnify and hold the Seller harmless from any and all loss, liability, claim, demand or expense, of any kind or nature arising out of any such study, inspection, survey, or audit it chooses to conduct.

         10. PRORATIONS. All real property ad valorem taxes shall be prorated as of the date of closing, using for such purposes the rate and valuation shown on the last tax receipt.

         11. NOTICES. Any notice which may or is required to be sent pursuant to the provisions of this agreement shall be sent by United States Mail, first class postage prepaid or, at the option of either party, by certified mail, postage prepaid, return receipt requested, addressed as follows:

                           SELLERS: FRANCES B, WHEELIS
                                    1230 West 20th Street
                                    Laurel, MS 39440

                           BUYER:   PINE BELT ORGANIZERS, LLC
                                    523 Commerce Street
                                    Laurel, MS 39440

         12. MINERALS. All oil, gas, and minerals are to be excepted from this agreement, and no oil, gas, or mineral rights will be conveyed pursuant to this agreement.

         13. BENEFITS. This agreement shall be binding on and shall inure to the benefit of Seller and Buyer and their respective heirs, executors, administrators, successors and assigns.


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         14.      DEFAULT: In the event of default by any party hereto, the
non-defaulting party shall have the right to enforce this contract and/or seek damages for its breach. In addition to such other damages as may be provided herein or as may be proved by the non-defaulting party, the defaulting party shall be liable and responsible for all attorney's fees, court costs, and/or other expenses incurred by the non-defaulting party as a result, directly or indirectly, of the breach by the defaulting party.

         15. MISSTATEMENTS AND/OR OMISSIONS. The parties understand and agree that the parties are relying upon the information contained in this Option Agreement, and in the event of any misstatements or misrepresentations by the Seller, the Buyer shall be entitled to a refund of the $5,000.00 paid in consideration for this option.

         16. EXTENSION. As a further part of the consideration herefor, Buyer is granted the right to extend this option for one (1) additional period of sixty days (60) on the same terms and conditions as herein provided by paying Seller, before the expiration of this option, the amount of $5,000.00 for said extension. If the option is exercised, then the money's paid for this extension will be applied to the purchase price. If the option is not exercised, then the moneys paid for this extension will be forfeited.

         17. AGENCY AND SALES FEE: It is understood and agreed that CHRIS WILSON, REALTOR is licensed real estate broker in Mississippi and is acting as a Sellers' Agent. Seller agrees to pay 7% commission based on the agreed Sales Price at closing to said Agent.

         18. ZONING: The Property carries a Zoning classification of C-3 for Highway Commercial Uses. The land lying adjacent to the East of the Property is zoned R-1 for Single Family Residential Purposes. Should the Buyer exercise its Option to Purchase said Property, Buyer agrees to develop an attractive planted area across the Eastern boundary of said Property, so as to create a suitable buffer zone between the two types of land use.

WITNESS OUR SIGNATURES this the 29th day of June, 1998.

         SELLER:

         /s/ Francis B. Wheelis
         ----------------------------
         Frances B. Wheelis

         BUYER:

         Pine Belt Organizers, LLC
         /s/ William M. Renovich
         ----------------------------
         By: William M. Renovich




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STATE OF MISSISSIPPI
COUNTY OF JONES

         This day personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named FRANCES B. WHEELIS, who acknowledged that she signed and delivered the above and foregoing Option to Purchase Real Property on the day and year therein mentioned and for the purposes therein mentioned.

WITNESS MY SIGNATURE on this the 29th day of June, 1998.

                                             /s/ Betty Powe Livingston
                                             -----------------------------------
                                             NOTARY PUBLIC

MY COMMISSION EXPIRES:


----------------------------


STATE OF MISSISSIPPI
COUNTY OF JONES

         This day personally appeared before me, the undersigned authority in and for the jurisdiction aforesaid, the within named WILLIAM M. RENOVICH who is AGENT OF PINE BELT ORGANIZERS, LLC, and who acknowledged that he signed and delivered the above and foregoing Option to Purchase Real Property on the day and year therein mentioned and for the purposes therein mentioned after having been first authorized to do so by its Directors.

         WITNESS MY SIGNATURE on this 26th day of June, 1998.


                                             -----------------------------------
                                             NOTARY PUBLIC

MY COMMISSION EXPIRES:






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